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                                                                  EXHIBIT 10.14

                             INTERCREDITOR AGREEMENT

          JLM MARKETING, INC., JLM INDUSTRIES, INC., JLM TERMINALS, INC., JLM INTERNATIONAL, INC. and OLEFINS MARKETING, INC. (herein individually and collectively called the "Borrower") from time to time incurs or may incur obligations, direct and/or contingent, to STATE STREET BANK AND TRUST COMPANY ("State Street"), CAISSE NATIONALE DE CREDIT AGRICOLE ("Credit Agricole") and STANDARD CHARTERED BANK NEW YORK BRANCH ("SCB") (herein each individually called a "Creditor"), some or all of which obligations are or may be secured, either wholly or partially, by Collateral. Each Creditor has filed or may file financing statements or otherwise perfect security interests in the Collateral under the Uniform Commercial Code of one or more States of the United States, and the Creditors desire to agree among themselves as to the relative priority of their respective security interests in Collateral.

          Intending to be legally bound it is hereby agreed for the purposes of this Intercreditor Agreement, that:

               1.   DEFINITIONS.

               As used herein, the following terms have the following meanings:

                    (a) "Collateral" means such personal property and fixtures of the Borrower, whether now or hereafter existing or now owned or hereafter and wherever located, of every kind and description, tangible or intangible, including, but not limited to,


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     all goods, documents, instruments, chattel paper, contract rights, equipment, accounts, general intangibles, letters of credit and advices of credit (including the proceeds thereof), rights, and inventory, and including the products and cash and non cash proceeds of each of the foregoing and accessories and accessions thereto, as now or hereafter constitute security for any Obligations of the Borrower.

               (b) "General Security Interest" means any perfected and enforceable Security Interest of a Creditor in Collateral, however arising, other than a Specific Security Interest or a Priority Security Interest.

               (c) "Obligations" means all amounts now or in the future owing by a Borrower, whether direct, indirect, or contingent, to a Creditor and including, without limitation, all costs and expenses, including, without limitation, reasonable attorneys' fees, of enforcement, possession, sale, preparation for sale, and collection of the Borrower's obligations and/or the Collateral, as applicable.

               (d) "Priority Security Interest" means a Security Interest of a Creditor in:

                    (i) inventory and other goods, the acquisition or purchase of which by the Borrower was either (A) financed by a documentary or commercial letter of credit issued by the Creditor, (B) supported by a standby letter of credit issued by the Creditor, (C) financed by a direct advance from the


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          Creditor, or (D) financed by a banker's acceptance of which the
          Creditor is the acceptor;

                    (ii) Collateral of a type described in subparagraphs (i),
          (ii), (iii) or (iv) of paragraph l(f) as to which the Security Interest constitutes a purchase money security interest;

                    (iii) All trading accounts, margin accounts and other hedging accounts, including all money, instruments, contracts, contract rights and other property therein or credited thereto, which result from trading or other hedging activities financed in whole or in part by that Creditor and which have been assigned to that Creditor, all cash collateral (including the accounts into which it is deposited) provided to that Creditor for such financing or for foreign exchange exposure or other Obligations of a Borrower with respect to foreign exchange contracts, and all cash collateral (including the accounts into which it is deposited) provided to that Creditor in respect of financing provided by that Creditor of an open (in whole or in part) position of a Borrower; and

                    (iv) any accounts, letter of credit proceeds, chattel paper, goods, contract rights, general intangibles, instruments, documents, and all other cash or non-cash proceeds, arising out of the sale or other disposition of Collateral or proceeds described in this paragraph l(d) and

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          all accessories and accessions of or to such Collateral, and all products of such Collateral.

               (e) "Security Interest" means a perfected and enforceable security interest, lien, assignment or right of setoff of a Creditor in, upon or with respect to any Collateral.

               (f) "Specific Security Interest" means a Security Interest of a Creditor in any of the following Collateral, including the products and the cash and non-cash proceeds thereof and accessories thereto, but which is not a Priority Security Interest:

                    (i) Collateral in the possession of the Creditor (or agent or bailee on its behalf); or

                    (ii) Collateral made available to the Borrower by the Creditor (or its agent or bailee) pursuant to a trust receipt or other security agreement or arrangement, the effect of which is to continue the Creditor's Security Interest therein; or

                    (iii) Collateral covered by a non-negotiable document issued in the name of the Creditor or as to which the Creditor (or an agent or bailee on its behalf) controls possession through a negotiable document; or

                    (iv) Collateral which is a deposit account or other obligation owed by the Creditor to the Borrower; or

                    (v) Collateral which is specifically identified in a security agreement, or in another writing,

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          delivered to the Creditor at or about the time the Security Interest attaches.

          2.   PRIORITIES OF SECURITY INTERESTS.

               (a) The Security Interests of Credit Agricole and SCB in Collateral pledged or furnished by or on behalf of JLM International, Inc. or Olefins Marketing, Inc. ("JLM International/Olefins Collateral") each have a first priority over any Security Interests of State Street Bank in the same Collateral, to the extent of all Obligations of the Borrower to Credit Agricole and SCB secured thereby.

               (b) The Security Interests of State Street in Collateral pledged or furnished by or on behalf of JLM Marketing, Inc. and JLM Terminals, Inc. have priority over the respective Security Interests of Credit Agricole and/or SCB in the same Collateral, to the extent of all Obligations of the Borrower to State Street secured thereby.

               (c) Notwithstanding any provision of this Agreement to the contrary, (i) the Security Interests of each Creditor in Collateral pledged or furnished by or on behalf of JLM Industries, Inc. shall rank equal in priority (regardless of whether such Security Interests constitute Priority, Specific or General Security Interests) and (ii) any Creditor which has a Security Interest in any shares of stock or other equity interests owned by JLM Industries, Inc. ("Equity Collateral") in any company of which JLM Industries, Inc. owns, directly or indirectly, more than 25% of

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     the outstanding equity interests shall hold such Equity Collateral as agent for itself and the other Creditors, with each Creditor having an interest in such Equity Collateral in an amount equal to its pro rata share of all Obligations (contingent or otherwise) of JLM Industries, Inc. to all the Creditors (such pro rata share of each Creditor to be determined on the basis of the Obligations (contingent or otherwise) of JLM Industries, Inc. to such Creditor) and, in furtherance of the foregoing, JLM Industries, Inc. hereby grants to each Creditor a security interest in all Equity Collateral in which any Creditor holds a Security Interest. Notwithstanding the immediately preceding sentence, the mortgage lien granted by JLM Industries, Inc. to State Street (the "Priority Lien") on the real property and related fixtures located at the real property known as Lot 1, Hidden River Corporate Park Phase 3-A, Tampa, Hillsborough County, Florida with a 25,300 square foot office building to be constructed thereon (the "Priority Real Property") shall have priority over any lien on the Priority Real property of any other Creditor of JLM Industries, Inc. to the extent that such Priority Lien secures obligations for money borrowed by JLM
     Industries, Inc. from State Street pursuant to the Consolidated Promissory Note, dated as of June 1, 1994 in the principal amount of $2,000,000 to State Street from JLM Industries, Inc. and JLM Marketing, Inc., secured by the Priority Real Property as such note may be amended, restated, extended or otherwise modified from time to time.

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               (d)  As among SCB and Credit Agricole only (each such Creditor, a
     "Transactional Creditor") and with respect only to JLM International/ Olefins Collateral:

                    (i) A Priority Security Interest of a Transactional Creditor in Collateral has priority, to the extent of all Obligations of the Borrower to such Transactional Creditor secured thereby (and not merely the Obligations relating to the purchase or acquisition of goods or inventory or otherwise constituting a purchase money security interest), over any Specific Security Interest or General Security Interest of the other Transactional Creditor in the same Collateral.

                    (ii) A Specific Security Interest of a Transactional Creditor in Collateral has priority, to the extent of all Obligations of the Borrower to such Transactional Creditor secured thereby (and not merely the Obligations, if any, relating to such Collateral), over any General Security Interest of the other Transactional Creditor in the same Collateral.

                    (iii) If Priority Security Interests of both Transactional Creditors attach to the same Collateral, the Security Interests shall rank equally in priority, except that a Security Interest in Collateral of a type referred to in paragraph l(f)(iii), which is a Priority Security Interest by virtue of paragraph l(d)(ii) hereof, has, in the absence of

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          notice of another Priority Security Interest stamped on or affixed to the document (notwithstanding anything in paragraph 2(f) relating to notice), priority over any Security Interest in Collateral of a type referred to in paragraph l(f)(ii) which is a Priority Security Interest by virtue of paragraph l(d)(ii).

                    (iv) If Specific Security Interests of both Transactional Creditors attach to the same Collateral, the Security Interests shall rank equal in priority, except that a Specific Security Interest in Collateral of the type referred to in paragraph l(f)(iii) hereof has, in the absence of notice of another Security Interest stamped on or affixed to the document (notwithstanding anything in paragraph 2(f) relating to notice), priority over any Specific Security Interest in Collateral of the type referred to in paragraph l(f)(ii).

                    (v) General Security Interests of the Transactional Creditors in the same Collateral rank equal in priority.

          (e) The priorities specified in this Agreement are applicable irrespective of the time or order of attachment or perfection of Security Interests or the time or order of filing of financing statements or the giving or failure to give notice of the acquisition or expected acquisition of purchase money or other Security Interests.

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          (f)  Except as herein otherwise specifically provided in this
     Agreement, priority shall be determined in accordance with law.

          3.   CONDITIONS TO ENFORCEMENT.

          The effectiveness and enforceability of a Creditor's entitlement to priority or other rights as to any Security Interest provided by this Agreement is conditioned on the existence and continuance of such Security Interest as valid and enforceable, and in favor of such Creditor covering the Collateral in question and securing the relevant Obligations to such Creditor at, and in respect to, each and all relevant times that such priority or other rights under this Agreement is enforced or attempted to be enforced by such Creditor.

          4.   EFFECT OF ADDITIONAL CREDIT ACCOMMODATIONS.

          Each Creditor may make additional credit accommodations to the Borrower without notice to or the consent of the other Creditors. Upon the written request of any Creditor, in accordance with the notice provisions of paragraph 10 hereof, to the other Creditor, such Creditor shall promptly provide the requesting Creditor with the total amount of the Borrower's Obligations then outstanding to such Creditor as of the date of the reply and a list of Collateral by type in which such Creditor has a General Security Interest, and, in the case of a Priority Security Interest, along with an identification of the items of Collateral and the letter of credit or other Obligations of the Borrower under which such

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     Priority Security Interest arose. If also specifically requested, the
     Creditor will also supply information about any Security Interest it may have and the Obligations under which such arose or which it secures. However, any incorrect or misleading information provided by any Creditor pursuant to this paragraph 4 shall not impose any liability on the reporting Creditor unless the reporting information is a result of such Creditor's gross negligence or willful misconduct. Borrower specifically consents to each Creditor's making the reports required under this paragraph.

          5.   NOTICE OF DEFAULT.

          Each Creditor shall promptly give written notice to the other Creditors of the occurrence and continuance of a "default" or "event of default" under any agreement, instrument, or document, to which borrower is a party, of which such Creditor has given written notice to a Borrower and Borrower hereby specifically consents to such notice. Any failure of a Creditor to provide notice of a "default" or "event of default" shall not impose any liability on such Creditor unless such failure is a result of such Creditor's gross negligence or willful misconduct.

          6.   LIQUIDATION OF COLLATERAL.

                (a) With regard to Collateral in which a Creditor has a Security Interest which has first priority pursuant to the provisions hereof (and, in determining whether it has such priority, a Creditor shall be entitled to rely on information provided by a Borrower), as among the Creditors:

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                          (i)  Such Creditor (or such Creditors jointly if there
          be more than one having first priority) shall have sole and complete discretion to determine the time and manner of any realization on all or any portion of such Collateral in which it has such Security Interest having first priority and such Creditor shall have the sole and complete discretion to determine the application of the proceeds of any portion of the Collateral in which it has such first priority Security Interest to the Borrower's Obligations then outstanding to such Creditor and secured thereby.

                          (ii) No Creditor shall be under any duty or bear any responsibility to liquidate or refrain from liquidating Collateral in which it has a Security Interest having first priority.

                          (iii) A Creditor shall not incur any liability to the other Creditors as a result of the manner of liquidation of Collateral in which it has a Security Interest having first priority unless such is a result of such Creditor's gross negligence or willful misconduct.

                          (iv)  If a Creditor commences liquidation of
          Collateral in which it has a Security Interest having first priority, it will attempt to give prompt notice thereof to the other Creditors within forty-eight (48) hours of commencement of such program, but any delay or failure in giving such notice shall not affect the rights of such Creditor or impose

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          any liability on such Creditor, unless such delay or failure is a result of such Creditor's gross negligence or willful misconduct;

                          (v) When that Creditor determines to its satisfaction and in its sole discretion that (A) all of the Borrower's Obligations to such Creditor have been fully paid or otherwise provided for, and
          (B) it will not extend any further credit to any Borrower (or that it will assign Collateral or make a balance available notwithstanding that it might extend additional credit to a Borrower) that Creditor shall assign to other Creditors in accordance with the priorities set forth herein its Security Interests in any other Collateral in which it has a Security Interest and make the balance, if any, available for distribution to the other Creditors in accordance with the priorities set forth herein. A Creditor assigning or delivering Collateral in which it has a Security Interest or surplus proceeds thereof to another Creditor pursuant to this paragraph 6 may require reasonable indemnification from the recipient Creditor(s).

                     (b) With regard to Collateral in which a Creditor does not have a Security Interest having first priority pursuant to the provisions hereof, as among the Creditors, such Creditor shall not liquidate such Collateral, assert any claim against or seek to foreclose upon such Collateral or otherwise commence any enforcement action with respect to such Collateral or with respect

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     to its Security Interest, except upon notice to and written consent from the other Creditors holding Security Interests having first or any other priority higher than such Creditor's priority as to such Collateral pursuant to the provisions hereof.

                     (c) Proceeds from Collateral in which two or more Transactional Creditors have a Security Interest of equal priority pursuant to the provisions hereof shall be shared pro rata based upon the relative proportions which the total outstanding Obligations of the Borrower to each such Creditor secured by such Security Interests having equal priority, bear to the total amount of the Obligations of the Borrower outstanding to each other Transactional Creditor having a Security Interest entitled to equal priority and secured thereby. In the case of Priority Security Interests held by two or more Transactional Creditors, the Obligations included in the calculations to be made pursuant to the preceding sentence as to any Collateral shall be limited to the Obligations incurred to enable the Borrower to acquire rights in such Collateral.

                     (d) After the Borrower's Obligations to each Creditor have been paid in full, all remaining proceeds of Collateral, if any, after giving effect to this Agreement and to governing law, shall be delivered to the Borrower.

               7.   TERMINATION.

               Any Creditor may terminate its status as a Creditor hereunder by giving ten (10) days prior written notice of

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     termination to the other Creditor and to the Borrower. Such termination shall not impair any Security Interest theretofore granted to or held by any Creditor (including the terminating Creditor), regardless of whether such Security Interest attaches to any Collateral prior to or after the effective date of termination, or affect the priorities thereof or rights with respect thereto hereunder. Any security interest first granted to or held by the terminating Creditor after the effective date of termination shall have priority according to law and without resort to this Agreement as between such Creditor and the non-terminating Creditor.

               8.   GOVERNING LAW.

               This Agreement shall be governed by the substantive laws of the State of New York. Unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code of the State having jurisdiction over the specific Collateral shall have the meanings therein stated.

               9.   ASSIGNMENT; RIGHTS OF PARTIES.

               This Agreement is for the benefit of each Creditor and its successors and assigns, and no other person or persons including the Borrower or any creditor or Creditors' representative of or for the Borrower, shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement. Borrower has executed this Agreement to acknowledge its understanding of the existence of this Agreement among the Creditors and to evidence the specific consents and agreement made

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     by Borrower herein, and for no other purpose. To the extent that any provision of this Agreement pursuant to which any Creditor has any right or obligation with respect to any other Creditor is inconsistent with any provision of any other agreement between any Creditor and a Borrower, the provision contained in this Agreement shall prevail.

               10.  NOTICES.

               All notices and other communications provided for under this Agreement shall be in writing (including telegraphic communication) and either mailed registered mail, return receipt requested, telegraphed, telecopied or hand delivered as appropriate to the following persons and their addresses:

              Debtor:

                    JLM Marketing, Inc.
                    8675 Hidden River Parkway
                    Tampa, Florida 33637
                    Attn: Frank Musto, Treasurer

                    JLM Industries, Inc.
                    8675 Hidden River Parkway
                    Tampa, Florida 33637
                    Attn: Frank Musto, Treasurer

                    JLM Terminals, Inc.
                    8675 Hidden River Parkway
                    Tampa, Florida 33637
                    Attn: Frank Musto, Treasurer

                    JLM International, Inc.
                    8675 Hidden River Parkway
                    Tampa, Florida 33637
                    Attn: Frank Musto, Treasurer

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                    Olefins Marketing, Inc.
                    8675 Hidden River Parkway
                    Tampa, Florida 33637
                    Attn: Frank Musto, Treasurer

              Creditor:

                    State Street Bank and Trust Company
                    227 Franklin Street
                    Boston, Massachusetts 02110
                    Attn: William F. Zola, Loan Officer

                    Caisse Nationale De Credit Agricole
                    520 Madison Avenue
                    New York, New York 10022
                    Attn: Michael Stewart

                    Standard Chartered Bank
                    160 Water Street
                    New York, New York 10038
                    Attn: Craig Tashjian, Vice President

     or as to each party, at such other address as shall be by such party in a written notice to the other parties complying as to delivery with the terms of this paragraph. All such notices and communications shall, when mailed or telegraphed, by effective when deposited in the mails, or when delivered to the telegraph office, telecopied or hand delivered to the party for whom it is intended as appropriate to the mode of communication addressed as aforesaid.

               11.  REPRESENTATIONS AND WARRANTIES.

               Each party executing this Agreement warrants and represents to each other party hereto that the execution, delivery and performance by such party of this Agreement have been duly authorized by all necessary corporate action and do not and will not require any other consents or approvals and this Agreement is a legal, valid and binding obligation of the party enforceable

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     against it in accordance with the Agreement's terms, subject to bankruptcy, reorganization and other similar laws.

               12.  HEADINGS.

               Paragraph headings in this Agreement are included for the convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

               13.  COUNTERPARTS.

               This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same agreement.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

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               IN WITNESS WHEREOF, each party hereto by its authorized officers has caused this Agreement to be duly executed as of the 1st day of June, 1994.

                                        CAISSE NATIONALE DE CREDIT AGRICOLE

     Attest:
                                        By: /s/
                                           ----------------------------------
                                        STANDARD CHARTERED BANK,
                                          NEW YORK BRANCH

                                        By: /s/
                                           ----------------------------------
                                        STATE STREET BANK AND
                                          TRUST COMPANY

                                        By: /s/
                                           ----------------------------------
                                        JLM MARKETING, INC.

                                        By: /s/
                                           ----------------------------------
                                        JLM INDUSTRIES, INC.

                                        By: /s/
                                           ----------------------------------

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                                        JLM TERMINALS, INC.

                                        By: /s/
                                           ----------------------------------
                                        JLM INTERNATIONAL, INC.


                                        By: /s/
                                           ----------------------------------
                                        OLEFINS MARKETING, INC.

                                        By: /s/
                                           ----------------------------------


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